Exhibit 4.3
                                 FORM OF WARRANT


THE SECURITIES  REPRESENTED BY THIS WARRANT HAVE NOT BEEN  REGISTERED  UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT.

                                  SKYMALL, INC.

                        WARRANT TO PURCHASE COMMON STOCK

Warrant No.:                        Number of Shares:
Date of Issuance: December ___, 1999


SkyMall, Inc., a Nevada corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [_______________] the registered holder hereof or its permitted assigns (a "holder"), is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 11:59 P.M. Eastern Time on the Expiration Date (as defined herein) [ ] fully paid nonassessable shares of Common Stock (as defined herein) of the Company (the "Warrant Shares") at the purchase price per share provided in Section 2(a) below.

         1.  DEFINITIONS.

         (a) STOCK AND WARRANT PURCHASE AGREEMENT. This Warrant is one of the Warrants (the "Warrants") issued pursuant to the Stock and Warrant Purchase Agreement dated as of December 20, 1999, among the Company and the Investors (as such term in defined therein) (the "Agreement").

         (b) DEFINITIONS. The following words and terms as used in this Warrant shall have the following meanings:

                  (i) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

                  (ii) "Closing Bid Price" means, for any security as of any date, the last closing bid price for such security on the Principal Market (as defined below) as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the Principal Market is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holder of this Warrant. All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

                  (iii) "Closing Sale Price" means, for any security as of any date, the last closing trade price for such security on the Principal Market (as defined below) as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the last closing ask price of such security as reported by Bloomberg, or, if no last closing ask price is reported for such security by Bloomberg, the average of the lowest ask price and lowest bid price of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Sale Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the holder of this Warrant. If the Company and the holder of this Warrant are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved by the term "Market Price" being substituted for the term "Closing Sale Price." All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

                  (iv) "Common Stock" means (i) the Company's common stock, par value $.001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

                  (v) "Expiration Date" means the date five (5) years from the date of this Warrant or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of New York or the State of New York or on which trading does not take place on the principal exchange or automated quotation system on which the Common Stock is traded (a "Holiday"), the next date that is not a Holiday.

                  (vi) "Issuance Date" means, with respect to each Warrant, the date of issuance of the applicable Warrant.

                  (vii) "Market Price" means, with respect to any security for any date of determination, that price which shall be computed as the arithmetic average of the Closing Bid Prices for such security on each of the five (5) consecutive trading days immediately preceding such date of determination (all such determinations to be appropriately adjusted for any stock dividend, stock split or similar transaction during the pricing period).

                  (viii) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                  (ix) "Principal Market" means the Nasdaq National Market.

                  (x) "Securities Act" means the Securities Act of 1933, as amended.

                  (xi) "Warrant" means this Warrant and all warrants issued in exchange, transfer or replacement thereof.

                  (xii) "Warrant Exercise Price" shall be $8.00.

                  (xiii) OTHER DEFINITIONAL PROVISIONS. Except as otherwise specified herein, all references herein (A) to the Company shall be deemed to include the Company's successors and (B) to any applicable law defined or referred to herein, shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time. When used in this Warrant, the words "herein," "hereof," and "hereunder," and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words "Section," "Schedule," and "Exhibit" shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified. Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

         2.  EXERCISE OF WARRANT.

          (a) Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time on any Business Day on or after the opening of business on the date hereof and prior to 11:59 P.M. Eastern Time on the
Expiration Date by (i) delivery of a written notice, in the form of the subscription notice attached as EXHIBIT A hereto (the "Exercise Notice"), of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased; (ii) (A) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash, certified or bank funds or wire transfer of immediately available funds or (B) notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 2(e)); and
(iii) the surrender of this Warrant (or a Lost Warrant Affidavit in substantially the form annexed hereto as Exhibit C with respect to this Warrant in the case of its loss, theft or destruction) to a common carrier for overnight delivery to the Company; provided, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 8 shall be applicable. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), the Company shall on the second Business Day following the date of receipt of the Exercise Notice, the Aggregate Exercise Price (or notice of a Cashless Exercise) and this Warrant (or a Lost Warrant Affidavit in substantially the form annexed hereto as EXHIBIT C with respect to this Warrant in the case of its loss, theft or destruction) (the "Exercise Delivery Documents"), credit such aggregate number of shares of Common Stock to which the holder (or its designee) shall be entitled to the holder's (or its designee's) balance account with The Depository Trust Company; provided, however, if the holder who submitted the Exercise Notice requested physical delivery of any or all of the Warrant Shares, then the Company shall, on or before the second Business Day following receipt of the Exercise Delivery Documents issue and surrender to a common carrier for overnight delivery to the address specified in the Exercise Notice, a certificate, registered in the name of the holder (or its designee), for the number of shares of Common Stock to which the holder (or its designee) shall be entitled. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to above or notification to the Company of a Cashless Exercise referred to in Section 2(e), the holder of this Warrant (or its designee) shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of this Warrant as required by clause (iii) above or the certificates evidencing such Warrant Shares. In the case of a dispute as to the determination of the Warrant Exercise Price or the Market Price of a security or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the holder (or its designee) the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one Business Day of receipt of the holder's Exercise Notice. If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price or the Market Price or arithmetic calculation of the Warrant Shares within one day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the Warrant Exercise Price or the Market Price to an independent, reputable investment banking firm of nationally recognized standing, mutually acceptable to both the Company and the holder or (ii) the disputed arithmetic calculation of the Warrant Shares to an independent, outside accountant, mutually acceptable to both the Company and the holder. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight
(48) hours from the time it receives the disputed determinations or calculations. Such investment banking firm's or accountant's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.

          (b) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than two (2) Business Days after delivery of the Exercise Delivery Documents and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised.

          (c) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up to the nearest whole number.

          (d) If the Company shall fail for any reason or for no reason to issue to the holder within two (2) Business Days of receipt of the Exercise Delivery Documents, a certificate for the number of shares of Common Stock to which the holder (or its designee) is entitled or to credit the holder's (or designee's) balance account with The Depository Trust Company for such number of shares of Common Stock to which the holder (or its designee) is entitled upon the holder's exercise of this Warrant or a new Warrant for the number of shares of Common Stock to which such holder is entitled pursuant to Section 2(b) hereof, the Company shall, in addition to any other remedies under this Warrant or the Agreement or otherwise available to such holder, including any indemnification under the Agreement, pay as additional damages in cash to such holder on each day the issuance of such Common Stock certificate or new Warrant, as the case may be, is not timely effected, an amount equal to 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder (or its designee) on a timely basis and to which the holder (or its designee) is entitled and/or, the number of shares represented by the portion of this Warrant which is not being converted, as the case may be, and (B) the average of the Closing Sale Price of the Common Stock for the five (5) consecutive trading days immediately preceding the last possible date which the Company could have issued such Common Stock or Warrant, as the case may be, to the holder without violating this Section 2.

          (e) If, despite the Company's obligations under the Agreement, the Warrant Shares to be issued are not registered and available for resale pursuant to a registration statement in accordance with the Agreement, then notwithstanding anything contained herein to the contrary, the holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

                  Net Number = (A X B) - (A X C)
                               -----------------
                                       B

                  For purposes of the foregoing formula:

                           A = the total number of shares with respect to which this Warrant is then being exercised.

                           B = the Market Price as of the date of the Exercise Notice.

                           C = the Warrant Exercise Price then in effect for the
                           applicable   Warrant  Shares  at  the  time  of  such
                           exercise.

         3. (a) ADJUSTMENT FOR DIVIDENDS IN OTHER STOCK AND PROPERTY; RECLASSIFICATIONS. In case at any time or from time to time the holders of the Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor,

                         (1) other or  additional  stock or other  securities or
                    property (other than cash) by way of dividend,

                         (2) any cash or other  property  paid or payable out of
                    any source other than retained earnings (determined in accordance with generally accepted accounting principles), or

                         (3) other or  additional  stock or other  securities or
                    property (including cash) by way of stock-split, spin-off, reclassification, combination of shares or similar corporate rearrangement,

(other than (x) shares of Common Stock or any other stock or securities into which such Common Stock shall have been exchanged, or (y) any other stock or securities convertible into or exchangeable for such Common Stock or such other stock or securities), then and in each such case a holder, upon the exercise hereof as provided in Section 2, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in clauses (2) and (3) above) which such holder would hold on the date of such exercise if on the Issuance Date such holder had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant, and had thereafter, during the period from the Issuance Date to and including the date of such exercise, retained such shares and/or all other or additional stock and other securities and property (including cash in the cases referred to in clause (2) and (3) above) receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 3(a) and 3(b).

         (b) ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION AND MERGER. In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) or reclassification of its securities after the Issuance Date, or the Company (or any such other corporation) shall consolidate with or merge into another corporation or entity or convey or exchange all or substantially all its assets to another corporation or entity, then and in each such case the holder of this Warrant, upon the exercise hereof as provided in Section 2 at any time after the consummation of such reorganization, reclassification, consolidation, merger, conveyance or exchange, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Sections 3(a), (b), (c) and (d); in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

         (c) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. If the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) entitled to receive, a dividend or other distribution payable in additional shares of (x) Common Stock or any other stock or securities into which such Common Stock shall have been exchanged, or (y) any other stock or securities convertible into or exchangeable for such Common Stock or such other stock or securities, then and in each such event

                   (1) the Warrant Exercise Price then in effect shall be decreased as of the time of the issuance of such additional shares or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Warrant Exercise Price then in effect by a fraction (A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date as the case may be, plus the number of shares of Common Stock issuable in payment of such dividend or distribution; PROVIDED, HOWEVER, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Warrant Exercise Price shall be recomputed accordingly as of the close of business on such record date, and thereafter the Warrant Exercise Price shall be adjusted pursuant to this Section 3(c) as of the time of actual payment of such dividends or distributions; and

                   (2) the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be increased, as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, in inverse proportion to the decrease in the Warrant Exercise Price.

         (d) STOCK SPLIT AND REVERSE STOCK SPLIT. If the Company at any time or from time to time effects a stock split or subdivision of the outstanding Common Stock, the Warrant Exercise Price then in effect immediately before that stock split or subdivision shall be proportionately decreased and the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be proportionately increased. If the Company at any time or from time to time effects a reverse stock split or combines the outstanding shares of Common Stock into a smaller number of shares, the Warrant Exercise Price then in effect immediately before that reverse stock split or combination shall be proportionately increased and the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be proportionately decreased. Each adjustment under this Section 3(d) shall become effective at the close of business on the date the stock split, subdivision, reverse stock split or combination becomes effective.

         4. REDEMPTION AT THE COMPANY'S ELECTION. The Company, upon thirty (30) days' prior written notice to the holder, may elect to redeem all or part of this Warrant at a price equal to $0.01 per Warrant Share issuable upon the exercise hereof, if, but only if: (i) the Closing Bid Price shall have exceeded 150% of the Warrant Exercise Price (as equitably adjusted to reflect any merger, consolidation or reorganization of the Company or any stock split, subdivision, reverse stock split or combination effected by the Company) on each of the twenty (20) consecutive trading days ending not more than one Business Day prior to the date on which the notice of redemption shall be delivered to the holder,
(ii) the registration statement required to be filed pursuant to the terms of that certain Registration Rights Agreement of even date herewith hereof, by and among the Company and the other parties signatory thereto, shall be effective and permit the sale of all Warrant Shares, and (iii) the Common Stock shall be listed and trading on the Nasdaq National Market, AMEX or the NYSE. Any such redemption shall be effective on the thirtieth day following the delivery of such notice, PROVIDED, HOWEVER, that the holder may elect at any time prior to the effective date of redemption to exercise all or any portion of this Warrant in accordance with the terms hereof; and PROVIDED FURTHER, that the Company's right to redeem this Warrant shall be suspended if, after the notice has been delivered, the Warrant Shares may not be sold pursuant to an effective registration statement for any reason whatsoever or the Common Stock shall cease to be listed and trading on the Nasdaq National Market, AMEX or the NYSE. The notice period shall then be extended for a period of time equal to the number of days during the notice period during which the registration statement shall not have permitted the sale of such Warrant Shares or the Common Stock shall not have been so listed and trading, as the case may be; provided, however, that the notice period shall not begin to run until such time as the holder receives notice from the Company that the registration statement permits the sale of the Warrant Shares and/or the Common Stock shall have been so listed and trading, as the case may be. The redemption price shall be payable in full, in cash, on the effective date of any redemption pursuant to this paragraph (4). A redemption notice delivered by the Company pursuant to this paragraph (4) shall be irrevocable. Notwithstanding the foregoing, the Company's right to redeem all or part of this Warrant may not be exercised if on the date on which the Company delivers notice of such exercise the Market Price shall be less than $12.00 per share (as equitably adjusted to reflect any merger, consolidation or reorganization of the Company or any stock split, subdivision, reverse stock split or combination effected by the Company).

         5. COVENANTS AS TO COMMON STOCK. The Company hereby covenants and agrees as follows:

         (a) This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

         (b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

         (c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least 100% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

         (d) The Company shall secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed within the time required by such exchange or quotation system's rules and regulations and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system within the time required by such exchange or quotation system's rules and regulations, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

         (e) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Warrant Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

         (f) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets and any such successive mergers, consolidations or acquisitions.

         6. TAXES. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Stock or other securities or property in a name other than that of the registered holders of this Warrant to be converted and such holder shall pay such amount, if any, to cover any applicable transfer or similar tax.

         7. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, no holder of this Warrant, solely by virtue of such holding, shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether a reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

         8. REPRESENTATIONS OF HOLDER. The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "Accredited Investor").

         9. OWNERSHIP AND TRANSFER.

         (a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

         (b) This Warrant and the rights granted hereunder shall be assignable by the holder hereof without the consent of the Company.

         (c) The Company is obligated to register the Warrant Shares for resale under the Securities Act pursuant to the Agreement and any holder of this Warrant (and the assignees thereof) is entitled to the registration rights in respect of the Warrant Shares as set forth in the Agreement.

         10. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on receipt of an executed Lost Warrant Affidavit in substantially the form annexed hereto as EXHIBIT C (or, in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

          11. NOTICE. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:

                  SkyMall, Inc.
                  1520 East Pima Street
                  Phoenix, Arizona 85034
                  Telephone: 602-254-8620
                  Facsimile: 602-254-6544
                  Attention: Robert M. Worsley, President and
                             Chief Executive Officer

                  With copy to:

                  Squire, Sanders & Dempsey L.L.P.
                  Two Renaissance Square
                  40 North Central Avenue, Suite 2700
                  Phoenix, Arizona 85004
                  Telephone: 602-528-4000
                  Facsimile: 602-253-8129
                  Attention: Gregory R. Hall, Esq.

If to a holder of this Warrant, to it at the address and facsimile number set forth on the Schedule of Investors to the Agreement, with copies to such holder's representatives as set forth on such Schedule of Investors, or at such other address and facsimile as shall be delivered to the Company by the holder at any time. Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

         12. DATE. The date of this Warrant is [ ]. This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 8 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

         13. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of the Warrants issued pursuant to the Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of Warrants representing 66.7% of the shares of Common Stock obtainable upon exercise of the Warrants then outstanding; provided that no such action may increase the Warrant Exercise Price of the Warrants, decrease the number of shares or class of stock obtainable upon exercise of any Warrants, or otherwise materially adversely effect the rights of the holder of this Warrant without the written consent of such holder.

         14. DESCRIPTIVE HEADINGS; GOVERNING LAW; JURISDICTION. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporate laws of the State of New York shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York, or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each of the parties hereto irrevocably consents and submits to the nonexclusive jurisdiction of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York in connection with any proceeding arising out of or relating to this Warrant, waives any objection to venue in the County of New York, State of New York, or such District, and agrees that service of any summons, complaint, notice of other process relating to such proceeding may be effected in the manner provided by Section 10 hereof.

         15. RESTRICTION ON EXERCISE OF WARRANT. Notwithstanding anything in this Warrant to the contrary, this Warrant may not be exercised until such time as the shareholders of the Corporation have approved the issuance of the shares of Common Stock issuable upon exercise of this Warrant in accordance with the applicable corporate governance rules of the Nasdaq Stock Market relating to the sale or issuance of common stock, or securities convertible into, or exercisable for, common stock, equal to 20% or more of the common stock or voting power outstanding immediately preceding such issuance

                            [Signature Page Follows]

                                       SKYMALL, INC.



                                       By: ____________________________________


                                       Name: __________________________________


                                       Title:  ________________________________

                              EXHIBIT A TO WARRANT
                                SUBSCRIPTION FORM
        TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT
                                  SKYMALL, INC.

         The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("Warrant Shares") of SkyMall, Inc., a Nevada corporation (the "Company"), evidenced by the attached Warrant (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

         1. Form of Warrant Exercise Price. The Holder intends that payment of the Warrant Exercise Price shall be made as:

            ____________  a "CASH EXERCISE" with respect to ____________________
                          Warrant Shares; and/or

            ____________  a "CASHLESS  EXERCISE" with respect to _______________
                          Warrant Shares (to the extent permitted by the terms of the Warrant).

         2. Payment of Warrant Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the sum of $___________________ to the Company in accordance with the terms of the Warrant.

         3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.


Date: _______________ __, ______


________________________________
   Name of Registered Holder

By: ____________________________
    Name:
    Title:

                              EXHIBIT B TO WARRANT

                              FORM OF WARRANT POWER


FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ________________, Federal Identification No. __________, a warrant to purchase
____________ shares of the capital stock of SkyMall, Inc., a Nevada corporation, represented by warrant certificate no. _____, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ______________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.


Dated:  _________________, ____



                                          ______________________________________

                                          By:  _________________________________

                                          Its: _________________________________

                              EXHIBIT C TO WARRANT

                            FORM OF AFFIDAVIT OF LOSS

STATE OF                   )
                           ) ss:
COUNTY OF                  )

     The undersigned (hereinafter "Deponent"), being duly sworn, deposes and says that:

     1. Deponent is an adult whose mailing address is:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     2. Deponent is the recipient of a Warrant (the "Warrant") from SkyMall, Inc. (the "Company"), dated ___________________________________ for the purchase of  ___________________________________  shares of Common Stock, par value $.001 per share, of the Company, at an exercise price of $_________________________ per share. 3. The Warrant has been lost, stolen, destroyed or misplaced, under the following circumstances:








     4. The Warrant was not endorsed.

     5. Deponent has made a diligent search for the Warrant, and has been unable to find or recover same, and Deponent was the unconditional owner of the Warrant at the time of loss, and is entitled to the full and exclusive possession thereof; that neither the Warrant nor the rights of Deponent therein have, in whole or in part, been assigned, transferred, hypothecated, pledged or otherwise disposed of, in any manner whatsoever, and that no person, firm or corporation other than the Deponent has any right, title, claim, equity or interest in, to, or respecting the Warrant.

     6. Deponent makes this Affidavit for the purpose of requesting and inducing the Company and its agents to issue a new warrant in substitution for the Warrant.

     7. If the Warrant should ever come into the hands, custody or power of the Deponent or the Deponent's representatives, agents or assigns, the Deponent will immediately and without consideration surrender the Warrant to the Company, its representatives, agents or assigns, its transfer agents or subscription agents for cancellation.

     8. The Deponent hereby indemnifies and holds harmless the Company from any claim or demand for payment or reimbursement of any party arising in connection with the subject matter of this Affidavit.

Signed, sealed and dated:  _________________________



                                             ___________________________________
                                             Deponent


Sworn to and subscribed before me this
____ day of _____________, _________



______________________________________
Notary Public

                                      C-2